                                                                   EXHIBIT 99.1

PRESS RELEASE                                   Contact: Timothy A. Johnson
FOR IMMEDIATE RELEASE                           Vice President, Strategic
                                                Planning and Investor Relations
                                                614-278-6622

             BIG LOTS REPORTS PRELIMINARY, UNAUDITED FOURTH QUARTER
                        AND FISCAL YEAR RESULTS FOR 2004

              COMPANY ANNOUNCES CHANGES RELATED TO LEASE ACCOUNTING

                       COMPANY PROVIDES GUIDANCE FOR 2005

Columbus, Ohio - February 23, 2005 - Big Lots, Inc. (NYSE: BLI) today reported preliminary, unaudited fourth quarter fiscal 2004 income from continuing operations of $57.7 million, or $0.51 per diluted share, compared to income from continuing operations of $93.8 million, or $0.80 per diluted share for the same period of fiscal 2003, excluding from both periods the impact of adjustments related to the Company's review of its lease accounting practices discussed below. For the fiscal year ended January 29, 2005, the Company's preliminary, unaudited income from continuing operations was $32.3 million, or $0.28 per diluted share, compared to income from continuing operations of $90.9 million, or $0.78 per diluted share, for the fiscal year ended January 31, 2004, excluding from both periods the impact of lease accounting adjustments. Like many companies in the retail industry, the Company is reviewing its accounting for leasing transactions. Based on this review, the Company concluded on February 21, 2005 that it will restate its previously filed annual and quarterly financial statements, as applicable, to correct for certain errors. A more specific description of the Company's change in accounting for leases is detailed later in this release.

For the 2003 fiscal year, results from continuing operations include items that, although they are accounted for as continuing operations, the Company believes these items are not directly related to its ongoing operations. Therefore, the Company has provided supplemental adjusted results that exclude these items. The Company believes that these non-GAAP financial measures should facilitate analysis by investors and others who follow the Company's financial performance. In the supplemental disclosures, the items excluded from continuing operations are: (1) the full-year charge (net of tax) of $5.7 million, or $0.04 per diluted share, related to the Company's California wage and hour litigation settlement, and (2) the fourth quarter fiscal 2003 partial charge-off of a note and a warrant, along with the related tax benefits, received at the time of the sale of KB Toys, a former division of the Company that was divested in December 2000 and subsequently filed for bankruptcy protection in January 2004. The net effect of including these two items in income from continuing operations is to increase income from continuing operations by (net of tax) $11.2 million for the fourth quarter and by (net of tax) $4.8 million for fiscal 2003. Excluding these items, income from continuing operations for the fourth quarter of fiscal 2003 was $82.6 million, or $0.70 per diluted share, and income from continuing operations for fiscal 2003 was $86.1 million, or $0.73 per diluted share, excluding from both periods the impact of lease accounting adjustments.

                        Shareholder Relations Department
[BIG LOTS LOGO]               300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

During fiscal 2003 and fiscal 2004, the Company incurred charges to reflect certain obligations or liabilities related to KB Toys that have been classified as discontinued operations for financial reporting purposes. Discontinued operations included in the fiscal 2004 results include a third quarter charge (net of tax) of $6.6 million, or $0.06 per diluted share, incurred to reflect the estimated liability related to the guarantee of lease obligations of KB Toys and the default of a first mortgage by KB Toys. Discontinued operations included in the fiscal 2003 results include: (1) a third quarter charge (net of tax) of $1.3 million, or $0.02 per diluted share, related to the settlement of a national class action lawsuit related to certain advertising practices of KB Toys, and (2) a fourth quarter charge (net of tax) of $8.5 million, or $0.07 per diluted share, related to KB lease rejections and certain tax matters.

Including discontinued operations, fourth quarter fiscal 2004 net income was $57.7 million, or $0.51 per diluted share, compared to net income of $85.3 million, or $0.73 per diluted share for the same period of fiscal 2003, excluding from both periods the impact of lease accounting adjustments. For fiscal year 2004, net income was $25.7 million, or $0.22 per diluted share, compared to net income of $81.2 million, or $0.69 per diluted share, for fiscal year 2003, excluding from both periods the impact of lease accounting adjustments.

Net sales for the fourth quarter ended January 29, 2005 were $1,380.9 million, a 3.9% increase compared to net sales of $1,328.6 million for the same period of fiscal 2003. Comparable store sales for stores open two years at the beginning of the fiscal year declined 1.3% for the quarter consisting of a 1.6% increase in the value of the average basket and a 2.9% decrease in customer transactions.

Net sales for the fiscal year 2004 increased 4.8% to $4,375.1 million compared to $4,174.4 million in fiscal 2003. Comparable store sales were flat for the year with the value of the average basket increasing 2.0% and the number of customer transactions decreasing 2.0%.

Commenting on the results, Michael J. Potter, Chairman and Chief Executive Officer, stated, "While our sales trends improved as we moved through the fourth quarter, the overall economic environment remained challenging for our core customer. The comp decline for the quarter was principally due to continued softness in customer traffic as the value of the average basket increased 1.6% compared to last year. Basket growth resulted from strong sales of our hardlines and home decorative merchandise, partially offset by disappointing results in holiday decorative, toys, and giftable categories. As we have previously communicated, soft sales in these seasonally sensitive categories led us to be more promotional with pricing in December and January than originally anticipated."

Mr. Potter continued, "We ended the fourth quarter with earnings per diluted share of $0.51, which is in line with our recent guidance. As expected, gross margin results were pressured by end of year markdowns. Expenses continue to be tightly managed and below plan. While we are disappointed in our results, we continue to manage the business for the long-term and firmly believe the increased level of promotions in Q4 was critical to ensure we enter 2005 in a clean, fresh inventory position."

                        Shareholder Relations Department
[BIG LOTS LOGO]               300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

Commenting on the strength of the Company's balance sheet, Mr. Potter added, "Despite a very challenging year for the business, our balance sheet remains strong. After finishing December with inventory above plan, we made steady progress reducing our inventory towards more acceptable levels throughout the month of January. We ended the year with inventory at $906 million, up 4% per store compared to last year, and in line with our sales plan for 2005. The majority of the inventory increase at the end of 2004 is focused in key first quarter 2005 growth drivers including furniture and a higher concentration of closeout deals. Inventory levels of seasonal merchandise are below last year as we plan to flow product closer to expected sales during the spring season. With the majority of our key investment initiatives now behind us, we expect to resume generating meaningful levels of free cash flow in 2005."

Reflecting on the year's results, Mr. Potter stated, "Clearly, 2004 was disappointing for Big Lots as we believe the macro economic climate presented significant challenges for our core customer and our business throughout the year. While these external factors are substantially out of our control, we have evaluated our 2004 performance in the areas of our business that we do control. The single biggest learning from 2004 is we must stay intensely focused on buying great closeouts and resist becoming too predictable or rigid in our merchandise assortment. Over the last several months, there has been significant effort and focus on delivering more exciting closeout deals and we believe we are making progress as we move into 2005."

Mr. Potter continued, "Our list of key initiatives is very short for 2005: greatly improve merchandise content, deliver a higher percentage of our inventory in closeout merchandise, and successfully launch our new merchandise planning and allocation systems to support each of these merchandising goals. Merchandising content and delivering impactful closeouts is our key differentiator and our entire organization is intensely focused on this objective. After 4 years of investment and repositioning, we believe the foundation is in place to grow sales productivity and operating margins. The expense base remains lean with a planned leverage point of less than a 3% comp, and our capital allocated for 2005 is at its lowest level in years. We anticipate the combination of improving merchandise content, a tight expense structure, and minimal new capital investment will enable Big Lots to generate significant cash flow going forward."

2005 Outlook

The Company has issued fiscal 2005 earnings guidance of $0.54 to $0.60 per diluted share, which represents growth of approximately 95% to 115% over 2004. This guidance excludes any effect of the adoption of SFAS No. 123(R), "Share Based Payment" related to the recognition of stock-based compensation expense. The Company's earnings guidance is based on a comparable store sales increase in the 3% to 4% range with total sales increasing in the 7% to 9% range. The Company expects the gross margin rate to increase 10 to 50 basis points compared to fiscal 2004. Gross margin improvement is expected to result from lower levels of clearance markdowns of seasonal and gift-giving merchandise as well as hanging apparel which was eliminated as a category in fiscal 2004. Additionally, the Company expects to achieve markdown efficiencies in the second half of fiscal 2005 from new merchandise planning and allocation systems. The selling, general and administrative expense rate is expected to decrease 20 to 60 basis points versus fiscal 2004 due to efficiencies in store payroll, increased productivity in the distribution and transportation network, and the impact of a 3% to 4% comparable store sales increase over an expense base with a large fixed cost component. The Company expects interest expense for fiscal 2005 to be approximately $7 to $8 million and the income tax rate is estimated to be in the range of 35.8% to 38.7%. The Company estimates this financial performance combined with an inventory turnover of 3.1 times should result in free cash flow of approximately $100 million.

                        Shareholder Relations Department
[BIG LOTS LOGO]               300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

For the first quarter of fiscal 2005, the Company's plan calls for earnings in the range of $0.04 to $0.07 per diluted share based on a 2% to 4% comparable store sales gain. The Company expects February comparable store sales to increase in the 3% to 5% range driven by a meaningful liquidation closeout and an in-store promotional event scheduled for the last week of the month. For March, comparable store sales are planned up in the range of 2% to 5%. March is expected to benefit from an earlier Easter holiday this year, partially offset by one less ad circular compared to last year due to a shift in the timing of the first of the month payroll cycle. April's comparable store sales are planned to be flat to slightly positive. April is expected to benefit from one additional advertising circular due to a shift in the timing of the first of the month payroll cycle, partially offset by the absence of the Easter holiday shopping period compared to last year.

The Company's detailed earnings guidance for fiscal 2005 along with each of the quarters is provided in the attached table.

Lease Accounting

As stated earlier, the Company is in the process of reviewing its accounting for leasing transactions. After consultation with its Audit Committee and independent auditors, the Company concluded on February 21, 2005 that it will correct certain errors in its accounting for two types of leasing transactions. First, historically, construction allowances have been recorded as reductions to property and equipment and depreciation expense, rather than being recorded on the balance sheet as a deferred credit and amortized over the life of the lease as a reduction to rent expense. Additionally, the Company's statements of cash flows reflected construction allowances received as a reduction of capital expenditures (within "investing" cash flows) rather than as an operating lease activity (within "operating" cash flows). Second, the Company had excluded the build-out period of its stores from its straight line rent expense calculations. All necessary corrections and restated financial statements for fiscal 2004, fiscal 2003, and fiscal 2002 are expected to be completed to allow the Company to timely file its Form 10K; however, the corrections will have no impact on historic or future cash flows. The Company believes the impact of the corrections will be a reduction of net income of less than $2.0 million per year, or $0.02 per diluted share, for each of the fiscal years 2004, 2003, and 2002.

Big Lots, Inc. will host a conference call at 8:30 a.m. EST today to discuss the Company's fourth quarter and fiscal 2004 financial results, and its outlook for fiscal 2005. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at www.biglots.com.

If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of our website two hours after the call ends and will remain available through midnight on Wednesday, March 9. A replay of the call will be available beginning February 23 at 12:00 noon (EST) through March 9 at midnight by dialing: 800-207-7077 (United States and Canada) or 913-383-5767 (International or metro-Seattle). The pin number is 4089.

Big Lots, Inc. (NYSE: BLI) is the nation's largest broadline closeout retailer. As of the end of the fourth fiscal quarter, the Company operated a total of 1,502 closeout stores in 46 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with purchasing at www.biglotswholesale.com. The Company's website is located at www.biglots.com.

                        Shareholder Relations Department
[BIG LOTS LOGO]               300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF "SAFE HARBOR" PROVISIONS OF THE SECURITIES LITIGATION REFORM ACT OF 1995

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company wishes to take advantage of the "safe harbor" provisions of the Act.

This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference, which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company's business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words "believe," "anticipate," "project," "plan," "expect," "estimate," "objective," "forecast," "goal," "intend," "will," and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.

The Company's ability to achieve the results contemplated by forward-looking statements are subject to a number of factors, any one or a combination of, which could materially affect the Company's business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:

    - the Company's ability to source and purchase merchandise on favorable terms;

    -   the ability to attract new customers and retain existing customers;

    - the Company's ability to establish effective advertising, marketing, and promotional programs;

    - economic and weather conditions which affect buying patterns of the Company's customers;

    -   changes in consumer spending and consumer debt levels;

    - the Company's ability to anticipate buying patterns and implement appropriate inventory strategies;

    -   continued availability of capital and financing on favorable terms;

    - competitive pressures and pricing pressures, including competition from other retailers;

    - the Company's ability to comply with the terms of its credit facilities (or obtain waivers for non-compliance);

    -   interest rate fluctuations and changes in the Company's credit rating;

    - the creditworthiness of the purchaser of the Company's former KB Toys business; the Company's indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other liabilities arising out of the KB Toys bankruptcy;

    - litigation risks and changes in laws and regulations, including changes in accounting standards and tax laws;

                        Shareholder Relations Department
[BIG LOTS LOGO]               300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

    - transportation and distribution delays or interruptions that adversely impact the Company's ability to receive and/or distribute inventory;

    - the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

    - the effect of fuel price fluctuations on the Company's transportation costs and customer purchases;

    -   interruptions in suppliers' businesses;

    - the Company's ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

    - the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

    - the effect of fluctuations in international freight rates and domestic transportation costs on the Company's profitability;

    - delays and costs associated with building, opening, and modifying the Company's distribution centers;

    - the Company's ability to secure suitable new store locations under favorable lease terms;

    -   the Company's ability to successfully enter new markets;

    -   delays associated with constructing, opening, and operating new stores;

    -   the Company's ability to attract and retain suitable employees; and

    - other risks described from time to time in the Company's filings with the Securities and Exchange Commission, in its press releases, and in other communications.

The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, results of operations, and liquidity. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company's business, financial condition, results of operations, and liquidity. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and filings made with the Securities and Exchange Commission.

                        Shareholder Relations Department
[BIG LOTS LOGO]               300 Phillipi Road
                            Columbus, Ohio 43228-5311
                    Phone: (614) 278-6622 Fax: (614) 278-6666
                          E-mail: aschmidt@biglots.com

                         BIG LOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     EXCLUDING LEASE ACCOUNTING ADJUSTMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               13 WEEKS ENDED         13 WEEKS ENDED
                                            --------------------   ---------------------
                                                  JANUARY 29             JANUARY 31
                                              2005          %         2004          %
                                            -----------   -----    -----------    -----
                                            (UNAUDITED)            (UNAUDITED)
NET SALES                                   $1,380,897    100.0     $1,328,609    100.0
                                            ----------    -----     ----------    -----

      GROSS MARGIN                             554,688     40.2        564,386     42.5

      SELLING AND ADMINISTRATIVE EXPENSES      439,435     31.8        417,590     31.4

      DEPRECIATION EXPENSE                      25,248      1.8         23,397      1.8
                                            ----------    -----     ----------    -----

OPERATING PROFIT                                90,005      6.5        123,399      9.3

      INTEREST EXPENSE                           1,644      0.1          3,963      0.3

      INTEREST INCOME                             (123)    (0.0)          (293)    (0.0)
                                            ----------    -----     ----------    -----

INCOME BEFORE INCOME TAXES                      88,484      6.4        119,729      9.0

      INCOME TAX EXPENSE                        30,761      2.2         25,940      2.0
                                            ----------    -----     ----------    -----

INCOME FROM CONTINUING OPERATIONS               57,723      4.2         93,789      7.1

      DISCONTINUED OPERATIONS                        0      0.0         (8,461)    (0.6)
                                            ----------    -----     ----------    -----

NET INCOME                                  $   57,723      4.2     $   85,328      6.4
                                            ==========    =====     ==========    =====

INCOME PER COMMON SHARE - BASIC

      INCOME FROM CONTINUING OPERATIONS     $     0.51              $     0.80

      DISCONTINUED OPERATIONS                     0.00                   (0.07)
                                            ----------              ----------

      NET INCOME                            $     0.51              $     0.73
                                            ==========              ==========

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                    112,761                 116,917
                                            ==========              ==========

INCOME PER COMMON SHARE - DILUTED

      INCOME FROM CONTINUING OPERATIONS     $     0.51              $     0.80

      DISCONTINUED OPERATIONS                     0.00                   (0.07)
                                            ----------              ----------

      NET INCOME                            $     0.51              $     0.73
                                            ==========              ==========

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING           112,903                 117,491
                                            ==========              ==========

                         BIG LOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     EXCLUDING LEASE ACCOUNTING ADJUSTMENTS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               52 WEEKS ENDED        52 WEEKS ENDED
                                            -------------------    -------------------
                                                JANUARY 29             JANUARY 31
                                               2005         %         2004         %
                                            ----------    -----    -----------   -----
                                            (UNAUDITED)            (UNAUDITED)
NET SALES                                   $4,375,072    100.0    $4,174,383    100.0
                                            ----------    -----    ----------    -----

      GROSS MARGIN                           1,777,437     40.6     1,746,359     41.8

      SELLING AND ADMINISTRATIVE EXPENSES    1,608,936     36.8     1,527,518     36.6

      DEPRECIATION EXPENSE                      97,857      2.2        88,513      2.1
                                            ----------    -----    ----------    -----

OPERATING PROFIT                                70,644      1.6       130,328      3.1

      INTEREST EXPENSE                          24,845      0.6        16,443      0.4

      INTEREST INCOME                             (618)    (0.0)       (1,061)    (0.0)
                                            ----------    -----    ----------    -----

INCOME BEFORE INCOME TAXES                      46,417      1.1       114,946      2.8

      INCOME TAX EXPENSE                        14,087      0.3        24,051      0.6
                                            ----------    -----    ----------    -----

INCOME FROM CONTINUING OPERATIONS               32,330      0.7        90,895      2.2

      DISCONTINUED OPERATIONS                   (6,648)    (0.2)       (9,720)    (0.2)
                                            ----------    -----    ----------    -----

NET INCOME                                  $   25,682      0.6    $   81,175      1.9
                                            ==========    =====    ==========    =====

INCOME PER COMMON SHARE - BASIC

      INCOME FROM CONTINUING OPERATIONS     $     0.28             $     0.78

      DISCONTINUED OPERATIONS                    (0.06)                 (0.08)
                                            ----------             ----------

      NET INCOME                            $     0.22             $     0.70
                                            ==========             ==========

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                    114,281                116,757
                                            ==========             ==========

INCOME PER COMMON SHARE - DILUTED

      INCOME FROM CONTINUING OPERATIONS     $     0.28             $     0.78

      DISCONTINUED OPERATIONS                    (0.06)                 (0.09)
                                            ----------             ----------

      NET INCOME                            $     0.22             $     0.69
                                            ==========             ==========

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING           114,801                117,253
                                            ==========             ==========

                           UNAUDITED ADJUSTED RESULTS
                Schedule Provided for Informational Purposes Only

                         BIG LOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   EXCLUDING LEASE ACCOUNTING ADJUSTMENTS AND
               FISCAL 2003 KB TOYS MATTERS AND LITIGATION CHARGES
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              13 WEEKS ENDED            13 WEEKS ENDED
                                            ------------------      -----------------------
                                                JANUARY 29                  JANUARY 31
                                               2005        %           2004            %
                                            ------------------      -----------------------
                                               (UNAUDITED)                (UNAUDITED)

                                                                       ADJUSTED RESULTS
                                                                    EXCLUDING LEASE ACCOST
                                                                          ACCOUNTING
                                                                     ADJUSTMENTS, KB TOYS
                                            AS REPORTED EXCLUDING   MATTERS AND LITIGATION
                                               LEASE ACCOUNTING           CHARGES
                                                ADJUSTMENTS              (NON-GAAP)
NET SALES                                   $1,380,897   100.0      $1,328,609   100.0
                                            ----------   -----      ----------   -----

      GROSS MARGIN                             554,688    40.2         564,386    42.5

      SELLING AND ADMINISTRATIVE EXPENSES      439,435    31.8         409,392    30.8

      DEPRECIATION EXPENSE                      25,248     1.8          23,397     1.8
                                            ----------   -----      ----------   -----

OPERATING PROFIT                                90,005     6.5         131,597     9.9

      INTEREST EXPENSE                           1,644     0.1           3,963     0.3

      INTEREST INCOME                             (123)   (0.0)           (293)   (0.0)
                                            ----------   -----      ----------   -----

INCOME BEFORE INCOME TAXES                      88,484     6.4         127,927     9.6

      INCOME TAX EXPENSE                        30,761     2.2          45,329     3.4
                                            ----------   -----      ----------   -----

INCOME FROM CONTINUING OPERATIONS               57,723     4.2          82,598     6.2

      DISCONTINUED OPERATIONS                        0     0.0               0     0.0
                                            ----------   -----      ----------   -----

NET INCOME                                  $   57,723     4.2      $   82,598     6.2
                                            ==========   =====      ==========   =====

INCOME PER COMMON SHARE - BASIC

      INCOME FROM CONTINUING OPERATIONS     $     0.51              $     0.71

      DISCONTINUED OPERATIONS                     0.00                    0.00
                                            ----------              ----------
      NET INCOME                            $     0.51              $     0.71
                                            ==========              ==========

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                    112,761                 116,917
                                            ==========              ==========

INCOME PER COMMON SHARE - DILUTED

      INCOME FROM CONTINUING OPERATIONS          $0.51              $     0.70

      DISCONTINUED OPERATIONS                     0.00                    0.00
                                            ----------              ----------
      NET INCOME                            $     0.51              $     0.70
                                            ==========              ==========

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING           112,903                 117,491
                                            ==========              ==========

                           UNAUDITED ADJUSTED RESULTS
                Schedule Provided for Informational Purposes Only

                         BIG LOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   EXCLUDING LEASE ACCOUNTING ADJUSTMENTS AND
               FISCAL 2003 KB TOYS MATTERS AND LITIGATION CHARGES
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                52 WEEKS ENDED         52 WEEKS ENDED
                                            ----------------------  ----------------------
                                                  JANUARY 29             JANUARY 31
                                               2005            %        2004       %
                                            ----------        ----  -----------   ----
                                            (UNAUDITED)             (UNAUDITED)

                                                                       ADJUSTED RESULTS
                                                                       EXCLUDING LEASE
                                                                         ACCOUNTING
                                                                    ADJUSTMENTS, KB TOYS
                                            AS REPORTED EXCLUDING   MATTERS AND LITIGATION
                                               LEASE ACCOUNTING           CHARGES
                                                ADJUSTMENTS              (NON-GAAP)
NET SALES                                   $4,375,072    100.0     $4,174,383    100.0
                                            ----------    -----     ----------    -----

      GROSS MARGIN                           1,777,437     40.6      1,746,359     41.8

      SELLING AND ADMINISTRATIVE EXPENSES    1,608,936     36.8      1,508,820     36.1

      DEPRECIATION EXPENSE                      97,857      2.2         88,513      2.1
                                            ----------    -----     ----------    -----

OPERATING PROFIT                                70,644      1.6        149,026      3.6

      INTEREST EXPENSE                          24,845      0.6         16,443      0.4

      INTEREST INCOME                             (618)    (0.0)        (1,061)    (0.0)
                                            ----------    -----     ----------    -----

INCOME BEFORE INCOME TAXES                      46,417      1.1        133,644      3.2

      INCOME TAX EXPENSE                        14,087      0.3         47,587      1.1
                                            ----------    -----     ----------    -----

INCOME FROM CONTINUING OPERATIONS               32,330      0.7         86,057      2.1

      DISCONTINUED OPERATIONS                   (6,648)    (0.2)             0      0.0
                                            ----------    -----     ----------    -----

NET INCOME                                  $   25,682      0.6     $   86,057      2.1
                                            ==========    =====     ==========    =====

INCOME PER COMMON SHARE - BASIC

      INCOME FROM CONTINUING OPERATIONS     $     0.28              $     0.74

      DISCONTINUED OPERATIONS                    (0.06)                   0.00
                                            ----------              ----------
      NET INCOME                            $     0.22              $     0.74
                                            ==========              ==========

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                    114,281                 116,757
                                            ==========              ==========

INCOME PER COMMON SHARE - DILUTED

      INCOME FROM CONTINUING OPERATIONS     $     0.28              $     0.73

      DISCONTINUED OPERATIONS                    (0.06)                   0.00
                                            ----------              ----------
      NET INCOME                            $     0.22              $     0.73
                                            ==========              ==========

WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING           114,801                 117,253
                                            ==========              ==========

                  UNAUDITED ADJUSTED RESULTS AND RECONCILIATION
                Schedule Provided for Informational Purposes Only

                         BIG LOTS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   EXCLUDING LEASE ACCOUNTING ADJUSTMENTS AND
             FISCAL 2003 KB TOYS MATTERS AND LITIGATION CHARGES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      13 WEEKS ENDED                                 13 WEEKS ENDED
                                     ---------------    ----------------------------------------------------------------------
                                       JANUARY 29                                     JANUARY 31
                                          2005                                           2004
                                     ---------------    ----------------------------------------------------------------------
                                     (UNAUDITED)          (UNAUDITED)        (UNAUDITED)      (UNAUDITED)        (UNAUDITED)
                                                                                            KB TOYS MATTERS
                                                                          ----------------------------------------------------
                                       AS REPORTED        AS REPORTED
                                     EXCLUDING LEASE    EXCLUDING LEASE                                          ADVERTISING
                                        ACCOUNTING        ACCOUNTING      NET CHARGE-OFF OF   LEASE GUARANTEE     PRACTICES
                                       ADJUSTMENTS        ADJUSTMENTS       NOTE & WARRANT      OBLIGATIONS       SETTLEMENT
                                     ---------------    ---------------   -----------------   ---------------   --------------
NET SALES                               $ 1,380,897      $ 1,328,609
                                        -----------      -----------      -----------           ----------       -----------
 GROSS MARGIN                               554,688          564,386

 SELLING AND ADMINISTRATIVE
 EXPENSES                                   439,435          417,590            9,598

 DEPRECIATION EXPENSE                        25,248           23,397
                                        -----------      -----------      -----------           ----------       -----------
OPERATING PROFIT                             90,005          123,399           (9,598)

 INTEREST EXPENSE                             1,644            3,963

 INTEREST INCOME                               (123)            (293)
                                        -----------      -----------      -----------           ----------       -----------
INCOME BEFORE INCOME TAXES                   88,484          119,729           (9,598)

 INCOME TAX EXPENSE                          30,761           25,940          (20,168)
                                        -----------      -----------      -----------           ----------       -----------
INCOME TAX CONTINUING OPERATIONS             57,723           93,789           10,570

 DISCONTINUED OPERATIONS                          0           (8,461)                              (14,277)
                                        -----------      -----------      -----------           ----------       -----------
NET INCOME                              $    57,723      $    85,328      $    10,570           ($  14,277)      $         0
                                        ===========      ===========      ===========           ==========       ===========

INCOME PER  COMMON SHARE - BASIC

 INCOME FROM CONTINUING OPERATIONS      $      0.51      $      0.80

 DISCONTINUED OPERATIONS                       0.00            (0.07)
                                        -----------      -----------
 NET INCOME                             $      0.51      $      0.73
                                        ===========      ===========
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                 112,761          116,917
                                        ===========      ===========

INCOME PER COMMON SHARE - DILUTED

 INCOME FROM CONTINUING OPERATIONS      $      0.51      $      0.80      $      0.09            $    0.00       $      0.00

 DISCONTINUED OPERATIONS                       0.00            (0.07)            0.00                (0.12)             0.00
                                        -----------      -----------      -----------           ----------       -----------
 NET INCOME                             $      0.51      $      0.73      $      0.09           ($    0.12)      $      0.00
                                        ===========      ===========      ===========           ==========       ===========
WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING        112,903          117,491
                                        ===========      ===========

                                                                13 WEEKS ENDED
                                        ---------------------------------------------------------------
                                                                  JANUARY 31
                                                                    2004
                                        ---------------------------------------------------------------
                                         (UNAUDITED)           (UNAUDITED)            (UNAUDITED)
                                        KB TOYS MATTERS
                                        ---------------
                                                                                    ADJUSTED RESULTS
                                                                                    EXCLUDING KB TOYS
                                                                 CA WAGE AND     MATTERS AND LITIGATION
                                         TAX MATTERS           HOUR SETTLEMENT     CHARGES (NON-GAAP)
                                         -----------           ---------------   ----------------------
NET SALES                                                                             $ 1,328,609
                                         -----------           -----------            -----------
 GROSS MARGIN                                                                             564,386

 SELLING AND ADMINISTRATIVE EXPENSES                                (1,400)               409,392

 DEPRECIATION EXPENSE                                                                      23,397
                                         -----------           -----------            -----------
OPERATING PROFIT                                                     1,400                131,597

 INTEREST EXPENSE                                                                           3,963

 INTEREST INCOME                                                                             (293)
                                         -----------           -----------            -----------
INCOME BEFORE INCOME TAXES                                           1,400                127,927

 INCOME TAX EXPENSE                                                    779                 45,329
                                         -----------           -----------            -----------
INCOME FROM CONTINUING OPERATIONS                                      621                 82,598

 DISCONTINUED OPERATIONS                       5,816                                           (0)
                                         -----------           -----------            -----------
NET INCOME                               $     5,816           $       621            $    82,598
                                         ===========           ===========            ===========

INCOME PER COMMON SHARE - BASIC

 INCOME FROM CONTINUING OPERATIONS                                                    $      0.71

 DISCONTINUED OPERATIONS                                                                     0.00
                                                                                      -----------
 NET INCOME                                                                           $      0.71
                                                                                      ===========
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                                                               116,917
                                                                                      ===========

INCOME PER COMMON SHARE - DILUTED

 INCOME FROM CONTINUING OPERATIONS       $      0.00           $      0.01            $      0.70

 DISCONTINUED OPERATIONS                        0.05                  0.00                   0.00
                                         -----------           -----------            -----------
 NET INCOME                              $      0.05           $      0.01            $      0.70
                                         ===========           ===========            ===========
WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING                                                      117,491
                                                                                      ===========

                 UNAUDITED ADJUSTED RESULTS AND RECONCILIATION
               Schedule Provided for Informational Purposes Only

                        BIG LOTS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   EXCLUDING LEASE ACCOUNTING ADJUSTMENTS AND
               FISCAL 2003 KB TOYS MATTERS AND LITIGATION CHARGES
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      52 WEEKS ENDED                                                            52 WEEKS ENDED
                                     ---------------    ----------------------------------------------------------------------
                                       JANUARY 29                                                                 JANUARY 31
                                          2005                                                                       2004
                                     ---------------    ----------------------------------------------------------------------
                                       (UNAUDITED)        (UNAUDITED)        (UNAUDITED)        (UNAUDITED)      (UNAUDITED)
                                                                                              KB TOYS MATTERS
                                                                          ----------------------------------------------------
                                       AS REPORTED        AS REPORTED
                                     EXCLUDING LEASE    EXCLUDING LEASE                                          ADVERTISING
                                        ACCOUNTING        ACCOUNTING      NET CHARGE-OFF OF   LEASE GUARANTEE     PRACTICES
                                       ADJUSTMENTS        ADJUSTMENTS       NOTE & WARRANT      OBLIGATIONS       SETTLEMENT
                                     ---------------    ---------------   -----------------   ---------------   --------------
NET SALES                               $ 4,375,072       $ 4,174,383
                                        -----------       -----------     ----------               -------          ------
   GROSS MARGIN                           1,777,437         1,746,359

   SELLING AND ADMINISTRATIVE
   EXPENSES                               1,608,936         1,527,518          9,598

   DEPRECIATION EXPENSE                      97,857            88,513
                                        -----------       -----------     ----------               -------          ------
OPERATING PROFIT                             70,644           130,328         (9,598)

   INTEREST EXPENSE                          24,845            16,443

   INTEREST INCOME                             (618)           (1,061)
                                        -----------       -----------     ----------               -------          ------
INCOME BEFORE INCOME TAXES                   46,417           114,946         (9,598)

   INCOME TAX EXPENSE                        14,087            24,051        (20,168)
                                        -----------       -----------     ----------               -------          ------
INCOME FROM CONTINUING OPERATIONS            32,330            90,895         10,570

   DISCONTINUED OPERATIONS                   (6,648)           (9,720)                             (14,277)         (1,259)
                                        -----------       -----------     ----------              --------         -------
NET INCOME                              $    25,682       $    81,175     $   10,570              ($14,277)        ($1,259)
                                        ===========       ===========     ==========              ========         =======
INCOME PER COMMON SHARE - BASIC

   INCOME FROM CONTINUING OPERATIONS    $      0.28       $      0.78

   DISCONTINUED OPERATIONS                    (0.06)            (0.08)
                                        -----------       -----------
   NET INCOME                           $      0.22       $      0.70
                                        ===========       ===========
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                 114,281           116,757
                                        ===========       ===========
INCOME PER COMMON SHARE - DILUTED

   INCOME FROM CONTINUING OPERATIONS    $      0.28       $      0.78     $     0.09               $  0.00          $ 0.00

   DISCONTINUED OPERATIONS                    (0.06)            (0.09)          0.00                 (0.12)          (0.02)
                                        -----------       -----------     ----------              --------         -------
   NET INCOME                           $      0.22       $      0.69     $     0.09              ($  0.12)        ($ 0.02)
                                        ===========       ===========     ==========              ========         =======
WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING        114,801           117,253
                                        ===========       ===========


                                                             52 WEEKS ENDED
                                         --------------------------------------------------------
                                                               JANUARY 31
                                                                  2004
                                         --------------------------------------------------------
                                          (UNAUDITED)     (UNAUDITED)         (UNAUDITED)
                                         KB TOYS MATTERS
                                         ---------------
                                                                              ADJUSTED RESULTS
                                                                             EXCLUDING KB TOYS
                                                           CA WAGE AND     MATTERS AND LITIGATION
                                         TAX MATTERS     HOUR SETTLEMENT     CHARGES (NON-GAAP)
                                         -----------     ---------------   ----------------------
NET SALES                                                                       $   4,174,383
                                           -------              ------          -------------
   GROSS MARGIN                                                                     1,746,359

   SELLING AND ADMINISTRATIVE
   EXPENSES                                                      9,100              1,508,820

   DEPRECIATION EXPENSE                                                                88,513
                                           -------              ------          -------------
OPERATING PROFIT                                                (9,100)               149,026

   INTEREST EXPENSE                                                                    16,443

   INTEREST INCOME                                                                    (1,061)
                                           -------              ------          -------------
INCOME BEFORE INCOME TAXES                                      (9,100)               133,644

   INCOME TAX EXPENSE                                           (3,368)                47,587
                                           -------              ------          -------------
INCOME FROM CONTINUING OPERATIONS                               (5,732)                86,057

   DISCONTINUED OPERATIONS                   5,816                                         (0)
                                           -------             -------          -------------
NET INCOME                                 $ 5,816             ($5,732)         $      86,057
                                           =======             =======          =============
INCOME PER COMMON SHARE - BASIC

   INCOME FROM CONTINUING OPERATIONS                                            $        0.74

   DISCONTINUED OPERATIONS                                                               0.00
                                                                                -------------
   NET INCOME                                                                   $        0.74
                                                                                =============
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                                                           116,757
                                                                                =============
INCOME PER COMMON SHARE - DILUTED

   INCOME FROM CONTINUING OPERATIONS       $  0.00             ($ 0.04)         $        0.73

   DISCONTINUED OPERATIONS                    0.05                0.00                   0.00
                                           -------             -------          -------------
   NET INCOME                              $  0.05             ($ 0.04)         $        0.73
                                           =======             =======          =============
WEIGHTED AVERAGE COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING                                                  117,253
                                                                                =============

                                    BIG LOTS
                                 2005 GUIDANCE
                             RANGE OF EXPECTATIONS
                          (ISSUED FEBRUARY 23, 2005)

                            COMPS            GROSS MARGIN RATE        SG & A RATE             E.P.S
                            -----            -----------------       ------------         -----------
ANNUAL 2005 GUIDANCE        3%-4%              40.7%-4.11%           38.8%-38.4%          $0.54-$0.60
         2004 (a, b)         0.0%                    40.6%                 39.0%                $0.28

Q1 2005 GUIDANCE            2%-4%              40.6%-41.0%           40.0%-39.6%          $0.04-$0.07
         2004                2.7%                    41.2%                 39.8%                $0.06

Q2 2005 GUIDANCE            3%-5%              40.6%-41.0%           40.7%-40.3%        $(0.01)-$0.03
         2004                0.2%                    40.8%                 41.6%               ($0.06)

Q3 2005 GUIDANCE            3%-5%              40.9%-41.3%           42.8%-42.4%         $(0.12)-($0.08)
        2004 (a, b)         -1.4%                    40.4%                 43.1%               ($0.22)

Q4 2005 GUIDANCE            2%-4%              40.7%-41.1%           33.6%-33.2%          $0.57-$0.62
         2004 (a)           -1.3%                    40.2%                 33.7%                $0.51

(a) Includes $0.05 charge in the third quarter and $0.01 benefit in the fourth quarter related to the expected retirement of senior notes during the third quarter of fiscal 2004

(b) Excludes KB Toys matters recorded as discontinued operations

NOTE: Guidance excludes any effect of the adoption of FASB No. 123(R) related to the recognition of stock-based compensation expense. Results listed for 2004 are preliminary and unaudited and exclude the impact of any lease accounting adjustments

PERIOD                     BASIS POINT CHANGE - 2005 TO 2004
------                     ---------------------------------
ANNUAL                       10-50                   20-60
Q1                         (20)-(60)                 20-(20)
Q2                         (20)-20                   90-130
Q3                           50-90                   30-70
Q4                           50-90                   10-50